As filed with the Securities and Exchange Commission on August 8, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Xcorporeal, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	98-0349685

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
11150 Santa Monica Boulevard, Suite 340
Los Angeles, California 90025
(Address of Principal Executive Offices) (Zip Code)

Xcorporeal, Inc.
2006 Incentive Compensation Plan
(Full Title of the Plan)

John C. Kirkland, Esq.
Dreier Stein & Kahan LLP
The Water Garden
1620 26th Street, Suite 600N
Santa Monica, California 90404
(424) 202-6050
Fax: (424) 202-6250
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed
Title of Securities	Amount to be	Offering Price	Maximum Aggregate	Amount of
To be Registered	Registered (1)	Per Share	Offering Price	Registration Fee
Common Stock, par value $0.0001	1,600,000	$5.00	$8,000,000	$246
Common Stock, par value $0.0001	1,860,000	$7.00	$13,020,000	$400
Common Stock, par value $0.0001	440,000	$1.55(2)	$682,000 (2)	$21
Total	3,900,000			$667

(1)	This Registration Statement shall also cover any additional shares of common stock which become issuable under the 2006 Incentive Compensation Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of common stock of the company.

(2)	Estimated solely for purposes of this offering under Rule 457(h)(1) of the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined based on the book value of the common stock of Xcorporeal, Inc., computed as of June 30, 2007.

Page
PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS	1
Item 1. Plan Information
Item 2. Registrant Information and Employee Plan Annual Information

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT	1
Item 3. Incorporation of Documents by Reference
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
Exhibit 5.1
Exhibit 23.2
EXHIBIT 5.1
EXHIBIT 23.2

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
     The documents containing the information specified in Item 1 of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information.
     The documents containing the information specified in Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by Xcorporeal, Inc. (the “Registrant”) with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)	The Registrant’s annual report on Form 10-KSB for the year ended December 31, 2006, filed with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act on April 16, 2007;

(b)	The Registrant’s quarterly report on Form 10-QSB/A for the quarter ended September 30, 2006, filed with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act on April 16, 2007;

(c)	The description of the securities contained in the Registrant’s registration statement on Form 10-SB, filed with the Commission pursuant to Section 12(b) or 12(g) of the Exchange Act on April 20, 2007;

(d)	The Registrant’s quarterly report on Form 10-QSB for the quarter ended March 31, 2007, filed with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act on May 11, 2007;

(e)	The Registrant’s annual report on Form 10-KSB/A for the year ended December 31, 2006, filed with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act on May 15, 2007;

(f)	The Registrant’s current reports on Form 8-K or Form 8-K/A, filed with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act on January 3, 2007, January 9, 2007, February 14, 2007, March 2, 2007, March 15, 2007, March 23, 2007, and March 26, 2007; and

(g)	The Registrant’s quarterly report on Form 10-QSB for the quarter ended June 30, 2007, filed with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act on August 7, 2007.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.
Item 5. Interests of Named Experts and Counsel.
     Dreier Stein & Kahan LLP, legal counsel to the Registrant, and its attorneys hold no shares of the Registrant’s common stock, but an attorney with the firm holds a warrant to purchase up to 200,000 shares of the Registrant’s common stock.
Item 6. Indemnification of Directors and Officers.
     Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant’s Certificate of Incorporation and the Bylaws provide that the Registrant will indemnify, to the fullest extent permitted by the Delaware General Corporation Law, each person who is or was a director, officer, employee or agent of the Registrant, or who serves or served any other enterprise or organization at the Registrant’s request. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Registrant and our stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.
     The Registrant has entered into indemnification agreements with the Registrant’s directors that require the Registrant to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director of the Registrant, provided the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the Registrant’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements also establish procedures that will apply if a claim for indemnification arises under the agreements.
     Indemnification may not apply in certain circumstances to actions arising under the federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
     The Registrant maintains a policy of directors and officers liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under some circumstances.

Item 8. Exhibits.
5.1	Opinion of Dreier Stein & Kahan LLP
10.1	2006 Incentive Compensation Plan*
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature pages of this Registration Statement)

*	Incorporated by reference to Exhibit 10.2 to the quarterly report on Form 10-QSB filed with the Commission on November 17, 2006.
Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
     (1) To file, during any periods in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
     Provided, however, that paragraphs a (1)(i) and (ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Los Angeles, State of California, on August 8, 2007.

XCORPOREAL, INC.
Date: August 8, 2007	By:	/s/ DANIEL S. GOLDBERGER
Daniel S. Goldberger
President and Chief Operating Officer (Principal Executive Officer)

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terren S. Peizer and Daniel S. Goldberger or any one of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Terren S. Peizer Terren S. Peizer	Chairman of the Board of Directors	August 8, 2007
/s/ Daniel S. Goldberger Daniel S. Goldberger	President, Chief Operating Officer (Principal Executive Officer) and Director	August 8, 2007
/s/ Robert S. Stefanovich Robert S. Stefanovich	Chief Financial Officer (Principal Financial and Accounting Officer)	August 8, 2007
/s/ Marc Cummins Marc Cummins	Director	August 8, 2007
/s/ Victor Gura, M.D. Victor Gura, M.D.	Chief Medical and Scientific Officer and Director	August 8, 2007
/s/ Hervé de Kergrohen, M.D. Hervé de Kergrohen, M.D.	Director	August 8, 2007
/s/ Jay A. Wolf Jay A. Wolf	Director	August 8, 2007
/s/ Nicholas S. Lewin Nicholas S. Lewin	Director	August 8, 2007

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
5.1	Opinion of Dreier Stein & Kahan LLP
10.1	2006 Incentive Compensation Plan*
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature pages of this Registration Statement)

*	Incorporated by reference to Exhibit 10.2 to the quarterly report on Form 10-QSB filed with the Commission on November 17, 2006.